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Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-210819) and S‑8 (No. 333-190412, No. 333-175912, No. 333-135416, No. 333-129748, No. 333-100628, No. 333-84485, and No. 333-72967) of Affiliate Managers Group, Inc. of our report dated February 23, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
February 23, 2018

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Exhibit 23.1